EXHIBIT 5.3

February 26, 2009

Re: Husky Energy Inc. ("Husky") - Registration Statement on Form F-9

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our report evaluating a portion of Husky's petroleum and natural gas reserves as at December 31, 2008, in the registration statement on Form F-9 of Husky (File No. 333-157389, the “Registration Statement”).

We also consent to the references to us under the headings "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

Calgary, Alberta

2200, Bow Valley Square 3, 255 - 5 Avenue SW, Calgary AB T2P 3G6	Tel: (403) 262-5506	Fax: (403) 233-2744	www.mcdan.com